Exhibit 99.1

EVI Industries, Inc.

4500 Biscayne Boulevard, Suite 340

Miami, Florida 33137

Henry M. Nahmad, Chairman and CEO – (305) 402-9300

Sloan Bohlen, Investor Relations – info@evi-ind.com

EVI Industries Sets Record Revenue for First Quarter of Fiscal 2021

Miami, FL – November 9, 2020 – EVI Industries, Inc. (NYSE American: EVI) (the “Company” or “EVI”) announced today its financial results for the quarter ended September 30, 2020, the first quarter of the Company’s fiscal year ending June 30, 2021 (“fiscal 2021”). While the COVID-19 pandemic and accompanying economic disruption continued to adversely impact the Company’s performance, the Company achieved record revenue for the first quarter of fiscal 2021 and reduced its net debt by 18% from June 30, 2020 to $14.6 million at September 30, 2020. The Company believes that its results for the quarter reflect the attributes of the Company’s resilient industry, sustained investment in future growth and initiatives towards optimization of the Company, and the Company’s healthy financial position.

Earnings Conference Call

The Company provided a pre-recorded earnings conference call, including a business update, which can be accessed in the “Investors” section of the Company’s website at www.evi-ind.com or by visiting https://ir.evi-ind.com/message-from-the-ceo.

18% Decrease to Net Debt and Strong Operating Cash Flows

At September 30, 2020, the Company had $14.6 million of net debt. This represents a $3.3 million, or 18%, decrease to net debt as compared to June 30, 2020. The strengthening of the Company’s balance sheet was driven by $4.3 million of operating cash flow for the quarter ended September 30, 2020. This represents an increase of $2.5 million in operating cash flow over the prior fiscal year period and is a function of attractive working capital dynamics and the successful implementation of an effective cash management program.

Record First Fiscal Quarter Revenue

Despite the continued adverse impact of the COVID-19 pandemic, including with respect to certain of the end user customers the Company serves, revenue for the first quarter of fiscal 2021 was a record $58 million, reflecting a 4.0% increase over the same period of the prior fiscal year and an approximately 6% increase in successive quarters. First quarter revenue from industrial laundry products increased consistent with preplanned delivery and installation schedules reflected in the Company’s backlog, including the fulfillment of longer-term contracts. Revenue from on-premise laundry products continued to vary by geography and by the speed of recovery of specific end user customers. Meanwhile, revenue from vended and multi-family laundry products was strong and consistent across nearly all of the geographies the Company serves.

Henry M. Nahmad, Chairman and CEO commented: “Our record revenue performance reflects in our opinion the essential nature of the products and services we provide, the benefits of our continued investment in a larger and more dynamic sales and service organization, and our ability to outperform our competition in terms of resource deployment and customer care despite the challenging environment posed by the COVID-19 pandemic.”

Gross margin for the first fiscal quarter declined from 25% to 23%; however, the decline was due to a higher mix of revenues derived from longer-term contracts reflected in the quarter. Excluding these longer-term contracts, gross margin increased from 25% in the first quarter of fiscal 2020 to 27% in the first quarter of fiscal 2021 and also increased in successive quarters from 25% to 27%. This higher gross margin, net of gross margin attributable to longer-term contracts, principally reflects the margin benefit the Company derives from providing its customers high-value laundry solutions, including new products and enhanced technical service capabilities.

Net income for the first fiscal quarter decreased from $580,000 to $518,000 compared to the prior year period, but increased from a net loss of $56,000 in the fourth quarter of fiscal 2020.  Adjusted EBITDA for the first fiscal quarter was approximately $2.5 million, representing a 3% decrease as compared to the prior year period but a 28% increase compared to the fourth quarter of fiscal 2020.  First quarter Adjusted EBITDA was the result of lower gross margin attributable to longer-term contracts reflected in the quarter.  This performance also reflects the retention of substantially all of the Company’s employees, including a 22% increase in sales professional headcount as compared to this time last year.  Lastly, the Company’s operating results also reflect continued investment in the modernization and optimization of the Company.  Notwithstanding these factors, SG&A in successive quarters declined approximately $700,000, or 5.0%, which we believe reflects a small portion of the benefit the Company expects to accomplish from its consolidation and optimization initiatives.

Henry M. Nahmad, Chairman and CEO commented: “We believe that we have a significant opportunity to amplify the performance of our businesses with the deployment and utilization of advanced technologies and that our results reflect a small portion of the benefit that we hope to realize from our continued efforts to consolidate, modernize, and optimize.”

Completed Acquisition and Expanded Footprint

During the first quarter of fiscal 2021, the Company continued to pursue and advance acquisition opportunities. Subsequent to the completion of the first quarter, on November 3, 2020, the Company completed the acquisition of Yankee Equipment Systems, a distributor of commercial laundry products and a provider of related technical installation and maintenance services. Yankee Equipment is led by Peter Limoncelli, a young, well-respected, and dynamic leader and entrepreneur that together with a team of 56 skilled laundry professionals, have consistently increased Yankee’s revenue, profitability, and market share in the New England region of the United States.

Mr. Nahmad added: “We believe that Yankee Equipment Systems has the most dynamic team of commercial laundry professionals in the New England market. We expect to build upon their longstanding success by expanding their product and service offerings and by building distribution and service density through future acquisitions.”

This addition to the EVI family reflects the Company’s continued efforts to increase its presence in the North American commercial laundry industry and adds approximately $31 million in revenue generated from over 2,200 industrial, on-premise, vended, and multi-family laundry customers. The acquisition of Yankee represents the Company’s first acquisition in the New England region of the United States and its fifteenth acquisition in the last forty-eight months.

Looking Forward

The Company commenced certain initiatives to establish a stronger position for post-COVID success. In addition, the Company continues to work towards the consolidation of its various regional businesses into five operating subsidiaries and to implement certain technologies to support its future growth and increased business intelligence requirements.

Mr. Nahmad commented: “We believe our long-term growth opportunities remain robust, driven by a large aggregate addressable market across our targeted industries; our leading and growing market position; and our focus on providing our growing customer base with a broader product and service offering. Our track record has earned us the reputation of a knowledgeable, efficient, and trustworthy acquirer with an operating model and entrepreneurial growth culture that is attractive to business owners in and around the commercial laundry industry.”

First Quarter Operating Results

(compared to the same period of the prior fiscal year)

▪	Revenue increased 4% to a record $58 million,
▪	Gross profit decreased 4% to $13.3 million,
▪	Gross margin decreased 180 basis points to 23%,
▪	Gross margin, net of longer-term contracts, increased from 25% to 27%,
▪	Operating income was $0.9 million compared to $1.3 million,

▪	Net income was $0.5 million compared to $0.6 million,
▪	Adjusted EBITDA was $2.46 million compared to $2.55 million,
▪	Operating cash flow was $4.3 million, an increase of $2.5 million in cash provided by operations, and
▪	Net debt decreased 18% from $17.9 million to $14.6 million.

For additional information regarding the Company’s results for the quarter ended September 30, 2020, see the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the Securities and Exchange Commission on or about the date hereof.

Use of Non-GAAP Financial Information

In this press release, EVI discloses the non-GAAP financial measure of Adjusted EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of share-based compensation. Adjusted EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of share-based compensation to net income, as shown in the attached statement of Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation. EVI considers Adjusted EBITDA to be an important indicator of its operating performance. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP. In addition, EVI’s definition of Adjusted EBITDA may not be comparable to definitions of Adjusted EBITDA or other similarly titled measures used by other companies.

About EVI Industries

EVI Industries, Inc., through its wholly owned subsidiaries, is a value-added distributor and a provider of advisory and technical services. Through its vast sales organization, the Company provides its customers with planning, designing, and consulting services related to their commercial laundry operations. The Company sells and/or leases its customers commercial laundry equipment, specializing in washing, drying, finishing, material handling, water heating, power generation, and water reuse applications. In support of the suite of products it offers, the Company sells related parts and accessories. Additionally, through the Company’s robust network of commercial laundry technicians, the Company provides its customers with installation, maintenance, and repair services. The Company’s customers include retail, commercial, industrial, institutional, and government customers. Purchases made by customers range from parts and accessories, to single or multiple units of equipment, to large complex systems, as well as installation, maintenance and repair services.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of EVI, or industry trends and results, to differ from the future results, trends, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, , the risks related to EVI’s business, results, financial condition, prospects, and growth strategy and plans, including the Company’s belief as to the significant factors which drive its results and the risk that such factors may not continue to lead to improved performance in the future; general economic and business conditions in the United States and other countries where EVI operates or where its customers and suppliers are located; industry conditions and trends; risks relating to the COVID-19 pandemic and the rapidly changing effects thereof and developments with respect thereto, including the impact of the COVID-19 pandemic on EVI and its business, liquidity and results and the business, liquidity and financial condition of EVI’s suppliers and customers, the length and severity of the COVID-19 pandemic and the pace of recovery following the COVID-19 pandemic, the success of actions taken or which may be taken by EVI in response to the COVID-19 pandemic, volatility in the economy, including in the credit markets, supply chain disruptions, reduced demand for products and services, business restrictions, worker absenteeism, quarantines and other health-related restrictions, governmental and agency orders, mandates and guidance in response to the COVID-19 pandemic, including stay-at home orders, risks related to the loans received or assumed by the Company and certain of its subsidiaries under the Paycheck Protection Program established under the Coronavirus Aid, Relief, and Economic Security Act, including that there is no assurance that any or all of the loans will be forgiven and that, while the Company believes that the certifications made by it in connection with the loan applications are accurate, the applications will be reviewed and may subject the Company to potential liability if determined to be inaccurate; risks associated with EVI’s buy-and-build growth strategy, including that EVI may not be successful in identifying or consummating acquisitions or other strategic opportunities, that acquisition and other strategic opportunities may not be available to EVI to the extent anticipated or at all, that the potential benefits of transactions, including the acquisition of Yankee Equipment, may not be realized to the extent anticipated or at all, integration risks, risks related to indebtedness incurred in connection with transactions, dilution experienced by EVI’s stockholders as a result of shares issued in connection with transactions, risks related to the business, operations and prospects of acquired businesses, their ability to achieve growth and EVI’s ability to support growth efforts, risks related to EVI’s and its acquired businesses’ relationships with principal suppliers and customers, including EVI’s ability to expand or maintain such relationships, the impact that the loss of any principal supplier or customer could have on EVI’s results and financial condition, and the risk that the Company’s expectations and plans with respect to Yankee Equipment may not be met or fulfilled; risks related to organic growth initiatives, market share and other growth strategies, and modernization, optimization and other initiatives (including the Company’s recently implemented consolidation initiative), including the costs associated with such initiatives and the risk that they may not be implemented when or as expected and may not result in the benefits anticipated, including long-term growth or superior performance or results, when or to the extent anticipated or at all; the risk that SG&A expenses may not continue to decrease and the risk that the decrease in the current period may not be indicative of, or constitute a small portion of, any future decreases; competition, including the Company’s ability to compete effectively; risks relating to the Company’s ability to enter into and compete effectively in new industries, as well as risks and trends related to those industries and the costs and timing of the Company’s efforts with respect thereto; and other economic, competitive, governmental, technological and other risks and factors discussed elsewhere in the Company’s filings with the Securities and Exchange Commission, including, without limitation, in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020. Further, past performance of EVI and its acquired businesses and trends may not be indicative of future results. EVI cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. EVI does not undertake to, and specifically disclaims any obligation to, update or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

EVI Industries, Inc.
Condensed Consolidated Results of Operations (in thousands, except per share data) (Unaudited)

	3-Months Ended	3-Months Ended
	09/30/20	09/30/19

Revenues	$57,878	$55,681
Cost of Sales	44,545	41,847
Gross Profit	13,333	13,834
SG&A	12,437	12,553
Operating Income	896	1,281
Interest Expense, net	169	422
Income before Income Taxes	727	859
Provision for Income Taxes	209	279
Net Income	$518	$580

Net Income per Share
Basic	$0.04	$0.05
Diluted	$0.04	$0.04

Weighted Average Shares Outstanding
Basic	11,935	11,777
Diluted	12,279	12,216

EVI Industries, Inc.
Condensed Consolidated Balance Sheets (in thousands, except per share data)
	09/30/20	06/30/20
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$5,111	$9,789
Accounts receivable, net	22,433	23,042
Inventories, net	24,694	24,063
Vendor deposits	227	1,276
Contract assets	8,654	3,443
Other current assets	4,386	3,041
Total current assets	65,505	64,654
Equipment and improvements, net	8,952	7,992
Operating lease assets	6,977	5,311
Intangible assets, net	21,321	21,754
Goodwill	56,641	56,678
Other assets	4,641	4,329
Total assets	$164,037	$160,718

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$27,521	$24,292
Accrued employee expenses	4,556	4,764
Customer deposits	11,358	8,511
Contract liabilities	3,399	558
Current portion of long-term debt	383	2,680
Current portion of operating lease liabilities	1,882	1,672
Total current liabilities	49,099	42,477
Deferred tax liabilities, net	968	1,728
Long-term operating lease liabilities	5,707	3,657
Long-term debt, net	19,341	25,030
Total liabilities	75,115	72,892

Shareholders' equity
Preferred stock, $1.00 par value	—	—
Common stock, $.025 par value	301	301
Additional paid-in capital	79,705	79,127
Retained earnings	10,928	10,410
Treasury stock	(2,012)	(2,012)
Total shareholders' equity	88,922	87,826
Total liabilities and shareholders' equity	$164,037	$160,718

EVI Industries, Inc.
Condensed Consolidated Statements of Cash Flows (in thousands) (Unaudited)
	For the three months ended
	09/30/20	09/30/19
Operating activities:
Net income	$518	$580
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	985	811
Amortization of debt discount	14	14
Provision for bad debt expense	96	52
Non-cash lease expense	29	19
Share-based compensation	578	453
Inventory reserve	(26)	53
(Benefit) provision for deferred income taxes	(760)	17
Other	60	—
(Increase) decrease in operating assets:
Accounts receivable	530	4,804
Inventories	(585)	(1,892)
Vendor deposits	1,049	(283)
Contract assets	(5,211)	2,156
Other assets	(1,667)	(538)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	3,229	(4,301)
Accrued employee expenses	(208)	(1,069)
Customer deposits	2,847	1,415
Contract liabilities	2,841	(458)
Net cash provided by operating activities	4,319	1,833

Investing activities:
Capital expenditures	(997)	(1,286)
Cash paid for acquisitions; net of cash acquired	—	(324)
Net cash used by investing activities	(997)	(1,610)

Financing activities:
Proceeds from borrowings	12,000	2,000
Debt repayments	(20,000)	(2,000)
Net cash used by financing activities	(8,000)	—
Net (decrease) increase in cash and cash equivalents	(4,678)	223
Cash and cash equivalents at beginning of period	9,789	5,038
Cash and cash equivalents at end of period	$5,111	$5,261

EVI Industries, Inc.
Condensed Consolidated Statements of Cash Flows (in thousands) (Unaudited)
	For the three months ended
	09/30/20	09/30/19
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$137	$457
Cash paid during the period for income taxes	$453	$179

Supplemental disclosure of non-cash financing activities
Common stock issued for acquisitions	$—	$1,294

The following table reconciles net income (loss), the most comparable GAAP financial measure, to Adjusted EBITDA.

EVI Industries, Inc.
Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation (in thousands) (Unaudited)

	3-Months Ended	3-Months Ended
	09/30/20	09/30/19

Net Income	$518	$580
Provision for Income Taxes	209	279
Interest Expense	169	422
Depreciation and Amortization	985	811
Amortization of Share-based Compensation	578	453
Adjusted EBITDA	$2,459	$2,545